Exhibit 99.1
Owens Corning Delivers Net Sales of $2.6 Billion; Generates Net
Earnings of $345 Million and Adjusted EBIT of $534 Million

TOLEDO, Ohio – July 26, 2023 - Owens Corning (NYSE: OC), a global building and construction materials leader, today reported second-quarter 2023 results.

•Reported Net Sales of $2.6 Billion, Similar to Prior Year

•Expanded Adjusted EBIT Margins to 21% and Adjusted EBITDA Margins to 26%
•Delivered Diluted EPS of $3.78 and Adjusted Diluted EPS of $4.22

•Generated Operating Cash Flow of $494 Million and Free Cash Flow of $372 Million

•Returned $160 Million to Shareholders through Dividends and Share Repurchases

“Owens Corning delivered another outstanding quarter highlighting the capability of our teams, the value of our product lines, and the earnings power of our company,” said Board Chair and Chief Executive Officer Brian Chambers. “Our second quarter results continued to demonstrate the progress we have made in elevating the performance of the enterprise to generate higher, more resilient earnings. As we move forward, we will remain focused on delivering strong financial results and positioning the company for long-term success.”

Enterprise Performance

($ in millions, except per share amounts)	Second-Quarter				Six Months
	2023	2022	Change		2023	2022	Change
Net Sales	$2,563	$2,601	$(38)	(1%)	$4,894	$4,947	$(53)	(1%)
Net Earnings Attributable to OC	345	343	2	1%	728	647	81	13%
Adjusted EBIT	534	525	9	2%	895	942	(47)	(5%)
As a Percent of Net Sales	21%	20%	N/A	N/A	18%	19%	N/A	N/A
Adjusted EBITDA	664	656	8	1%	1,151	1,199	(48)	(4%)
As a Percent of Net Sales	26%	25%	N/A	N/A	24%	24%	N/A	N/A
Diluted EPS	3.78	3.49	0.29	8%	7.94	6.52	1.42	22%
Adjusted Diluted EPS	4.22	3.85	0.37	10%	6.98	6.77	0.21	3%
Operating Cash Flow	494	466	28	6%	330	624	(294)	(47%)
Free Cash Flow	372	361	11	3%	50	412	(362)	(88%)

Enterprise Strategy Highlights

•In the second quarter, the safety performance resulted in a recordable incident rate (RIR) of 0.59.

•Owens Corning continues to invest in accelerating new product and process innovation to support customers and generate additional growth. In the second quarter, 6 new or refreshed products were launched bringing the first-half total to 17 launches.

•Owens Corning continues to be recognized as a leader in environmental, social, and governance matters and in May published its 17th annual Sustainability Report. Earlier this year, the company completed a major renewable electricity supply agreement, which is expected to come online in stages through 2024, contributing significantly to reducing carbon emissions. In combination with existing wind-driven virtual power purchase agreements (VPPAs) operating in Finland and Sweden, the new agreement means that 100 percent of the company’s European production sites and science and technology centers will be covered by contracts and VPPAs supplying renewable electricity.

Cash Returned to Shareholders

•During the second quarter, the company returned $160 million to shareholders through dividends and share repurchases. The company paid a quarterly cash dividend of $47 million and repurchased 1.1 million shares of common stock for $113 million. As of the end of the quarter, 11.8 million shares were available for repurchase under the current authorization.

“Our strong and consistent cash generation combined with our solid financial position provide us the flexibility to execute on our enterprise strategy, while remaining committed to maintaining our investment-grade balance sheet and returning approximately 50% of free cash flow to shareholders over time," said Executive Vice President and Chief Financial Officer Ken Parks.

Other Notable Highlights

•In May, Owens Corning was recognized for its workplace fairness and inclusion practices and policy by DiversityInc as one of its Top 50 companies. Participation in the Top 50 survey measures overall performance in six key areas of diversity and inclusion management: leadership accountability, talent programs, workforce practices, supplier diversity, philanthropy, and human capital diversity metrics.

Segment Performance

•Composites net sales decreased 14% to $620 million in second-quarter 2023 compared with second-quarter 2022, primarily due to lower volumes and the expected net headwind from the impact of previously announced divestitures and acquisitions. EBIT decreased $67 million to $87 million while maintaining 14% EBIT margins and 21% EBITDA margins, on the impact of lower sales volumes and the resulting production downtime. Additionally, the net impact from the divestitures and acquisitions contributed to the year-over-year EBIT decline. Positive price realization and favorable delivery more than offset input cost inflation.

•Insulation net sales decreased 3% to $905 million in second-quarter 2023 compared with second-quarter 2022, primarily due to lower volumes partially offset by positive price realization and favorable product and customer mix. EBIT increased $6 million to $163 million, expanding EBIT margins to 18% and EBITDA margins to 24%, on positive price realization and favorable customer and product mix, which more than offset lower volumes, input cost inflation and higher manufacturing costs.

•Roofing net sales increased 10% to $1.1 billion in second-quarter 2023 compared with second-quarter 2022, primarily due to higher volumes related to storm activity in the quarter and positive price realization. EBIT increased $80 million to $338 million, expanding EBIT margins to 30% and EBITDA margins to 32%, primarily due to positive price realization and higher volumes. Lower input costs, including delivery, more than offset higher manufacturing costs.

Third-Quarter 2023 Outlook

•The key economic factors that impact the company’s businesses are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•Inflation continues to moderate while increasing interest rates and ongoing geopolitical tensions continue to result in slower global economic growth. While global economic growth is expected to be lower year-over-year, the company expects many of its end markets to be relatively stable in the near term.

•For third-quarter 2023, the company expects overall performance to result in net sales similar to the comparable quarter in the prior year, while generating high-teen EBIT margins.

Current 2023 financial outlook is presented below:

General Corporate Expenses	$215 million to $225 million(1)
Interest Expense	$70 million to $80 million(2)
Effective Tax Rate on Adjusted Earnings	24% to 26%
Cash Tax Rate on Adjusted Earnings	26% to 28%
Capital Additions	Approximately $520 million
Depreciation and Amortization	$520 million to $530 million

The above outlook excludes the impact of any acquisitions or divestitures not yet completed.
(1) Previously $195 million to $205 million.
(2) Previously $95 million to $105 million.

Second-Quarter 2023 Conference Call and Presentation
Wednesday, July 26, 2023
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.833.470.1428; Canada 1.833.950.0062; and other international locations +1.404.975.4839.
•Entry number: 387004 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/303565889

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through August 2, 2023. In the U.S., call 1.866.813.9403. In Canada, call 1.226.828.7578. In other international locations, call +1.929.458.6194.
•Conference replay number: 582192.
•Webcast replay will be available for one year using the above link.

About Owens Corning

Owens Corning is a global building and construction materials leader committed to building a sustainable future through material innovation. Our three integrated businesses – Composites, Insulation, and Roofing – provide durable, sustainable, energy-efficient solutions that leverage our unique material science, manufacturing, and market knowledge to help our customers win and grow. We are global in scope, human in scale with approximately 19,000 employees in 31 countries dedicated to generating value for our customers and shareholders and making a difference in the communities where we work and live. Founded in 1938 and based in Toledo, Ohio, USA, Owens Corning posted 2022 sales of $9.8 billion. For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBIT, adjusted EBIT, EBITDA, adjusted EBITDA, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS"), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT, adjusted EBIT, EBITDA, and adjusted EBITDA, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted EBITDA, adjusted earnings, adjusted EPS, and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial or industrial construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial markets volatility, and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance (such as Russia’s invasion of Ukraine); changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; our ability to achieve expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees and labor disputes or shortages; and defined benefit plan funding obligation; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of July 26, 2023, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Amber Wohlfarth
419.248.7826	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
NET SALES	$2,563	$2,601	$4,894	$4,947
COST OF SALES	1,811	1,867	3,553	3,594
Gross margin	752	734	1,341	1,353
OPERATING EXPENSES
Marketing and administrative expenses	207	201	411	385
Science and technology expenses	28	24	56	47
Gain on sale of site	—	—	(189)	—
Other expense (income), net	30	22	42	(6)
Total operating expenses	265	247	320	426
OPERATING INCOME	487	487	1,021	927
Non-operating income	—	(2)	—	(4)
EARNINGS BEFORE INTEREST AND TAXES	487	489	1,021	931
Interest expense, net	23	26	45	54
EARNINGS BEFORE TAXES	464	463	976	877
Income tax expense	121	119	251	226
Equity in net earnings (loss) of affiliates	1	(1)	1	(1)
NET EARNINGS	344	343	726	650
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	(1)	—	(2)	3
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$345	$343	$728	$647
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$3.81	$3.51	$8.01	$6.56
Diluted	$3.78	$3.49	$7.94	$6.52
WEIGHTED AVERAGE COMMON SHARES
Basic	90.5	97.6	90.9	98.6
Diluted	91.3	98.4	91.7	99.3

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Restructuring costs	$(47)	$(11)	$(65)	$(17)
Gain on sale of Shanghai, China facility	—	—	—	27
Gains on sale of certain precious metals	—	7	2	11
Acquisition-related costs	—	(3)	—	(3)
Impairment loss on Chambery, France assets held for sale	—	(29)	—	(29)
Gain on sale of Santa Clara, California site	—	—	189	—
Total adjusting items	$(47)	$(36)	$126	$(11)

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT, and the reconciliation from EBIT to EBITDA and adjusted EBITDA are shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$345	$343	$728	$647
Net (loss) earnings attributable to non-redeemable and redeemable noncontrolling interests	(1)	—	(2)	3
NET EARNINGS	344	343	726	650
Equity in net earnings (loss) of affiliates	1	(1)	1	(1)
Income tax expense	121	119	251	226
EARNINGS BEFORE TAXES	464	463	976	877
Interest expense, net	23	26	45	54
EARNINGS BEFORE INTEREST AND TAXES	487	489	1,021	931
Less: Adjusting items from above	(47)	(36)	126	(11)
ADJUSTED EBIT	$534	$525	$895	$942
Net sales	$2,563	$2,601	$4,894	$4,947
ADJUSTED EBIT as a % of Net sales	21%	20%	18%	19%

EARNINGS BEFORE INTEREST AND TAXES	$487	$489	$1,021	$931
Depreciation and amortization	159	138	286	270
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	646	627	1,307	1,201
Less: Adjusting items from above	(47)	(36)	126	(11)
Accelerated depreciation and amortization included in restructuring	(29)	(7)	(30)	(13)
ADJUSTED EBITDA	$664	$656	$1,151	$1,199
Net sales	$2,563	$2,601	$4,894	$4,947
ADJUSTED EBITDA as a % of Net sales	26%	25%	24%	24%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$345	$343	$728	$647
Adjustment to remove adjusting items (a)	47	36	(126)	11
Adjustment to remove tax expense (benefit) on adjusting items (b)	(11)	(2)	35	4
Adjustment to tax expense to reflect pro forma tax rate (c)	4	2	3	10
ADJUSTED EARNINGS	$385	$379	$640	$672

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$3.78	$3.49	$7.94	$6.52
Adjustment to remove adjusting items (a)	0.51	0.37	(1.37)	0.11
Adjustment to remove tax expense on adjusting items (b)	(0.12)	(0.02)	0.38	0.04
Adjustment to tax expense to reflect pro forma tax rate (c)	0.05	0.01	0.03	0.10
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$4.22	$3.85	$6.98	$6.77

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	90.5	97.6	90.9	98.6
Non-vested restricted stock units and performance share units	0.8	0.8	0.8	0.7
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	91.3	98.4	91.7	99.3

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2023, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2023 effective tax rate guidance of 24% to 26%. For comparability, in 2022, we have used an effective tax rate of 24%, which was our 2022 effective tax rate, excluding the adjusting items referenced in (a) and (b).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	June 30, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$968	$1,099
Receivables, less allowance of $13 at June 30, 2023 and $11 at December 31, 2022	1,413	961
Inventories	1,288	1,334
Assets held for sale	—	45
Other current assets	122	117
Total current assets	3,791	3,556
Property, plant and equipment, net	3,723	3,729
Operating lease right-of-use assets	224	204
Goodwill	1,387	1,383
Intangible assets	1,565	1,602
Deferred income taxes	20	16
Other non-current assets	291	262
TOTAL ASSETS	$11,001	$10,752
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,201	$1,345
Current operating lease liabilities	59	52
Other current liabilities	572	707
Total current liabilities	1,832	2,104
Long-term debt, net of current portion	3,004	2,992
Pension plan liability	76	78
Other employee benefits liability	116	118
Non-current operating lease liabilities	165	152
Deferred income taxes	438	388
Other liabilities	311	299
Total liabilities	5,942	6,131
Redeemable noncontrolling interest	25	25
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,143	4,139
Accumulated earnings	4,427	3,794
Accumulated other comprehensive deficit	(637)	(681)
Cost of common stock in treasury (c)	(2,920)	(2,678)
Total Owens Corning stockholders’ equity	5,014	4,575
Noncontrolling interests	20	21
Total equity	5,034	4,596
TOTAL LIABILITIES AND EQUITY	$11,001	$10,752

(a)10 shares authorized; none issued or outstanding at June 30, 2023, and December 31, 2022
(b)400 shares authorized; 135.5 issued and 89.8 outstanding at June 30, 2023; 135.5 issued and 91.9 outstanding at December 31, 2022
(c)45.7 shares at June 30, 2023, and 43.6 shares at December 31, 2022

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2023	2022
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$726	$650
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	286	270
Deferred income taxes	43	16
Provision for pension and other employee benefits liabilities	3	1
Stock-based compensation expense	27	25
Gains on sale of certain precious metals	(2)	(11)
Gain on sale of site	(189)	—
Other adjustments to reconcile net earnings to cash provided by operating activities	1	22
Changes in operating assets and liabilities	(559)	(330)
Pension fund contribution	(3)	(2)
Payments for other employee benefits liabilities	(6)	(5)
Other	3	(12)
Net cash flow provided by operating activities	330	624
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(280)	(212)
Proceeds from the sale of assets or affiliates	189	27
Investment in subsidiaries and affiliates, net of cash acquired	—	(173)
Derivative settlements	—	20
Other	(11)	(2)
Net cash flow used for investing activities	(102)	(340)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Purchases of noncontrolling interest	—	(9)
Net decrease in short-term debt	—	(5)
Dividends paid	(95)	(70)
Purchases of treasury stock	(275)	(330)
Finance lease payments	(16)	(15)
Other	1	—
Net cash flow used for financing activities	(385)	(429)
Effect of exchange rate changes on cash	27	(4)
Net decrease in cash, cash equivalents and restricted cash	(130)	(149)
Cash, cash equivalents and restricted cash at beginning of period	1,107	966
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$977	$817

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Composites segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$620	$719	$1,205	$1,433
% change from prior year	-14%	23%	-16%	25%
EBIT	$87	$154	$136	$308
EBIT as a % of net sales	14%	21%	11%	21%
Depreciation and amortization expense	$43	$48	$87	$91
EBITDA	$130	$202	$223	$399
EBITDA as a % of net sales	21%	28%	19%	28%

Insulation
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Insulation segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$905	$934	$1,824	$1,793
% change from prior year	-3%	16%	2%	19%
EBIT	$163	$157	$319	$286
EBIT as a % of net sales	18%	17%	17%	16%
Depreciation and amortization expense	$57	$51	$108	$104
EBITDA	$220	$208	$427	$390
EBITDA as a % of net sales	24%	22%	23%	22%

Roofing
The table below provides a summary of net sales, EBIT, depreciation and amortization expense and EBITDA for the Roofing segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$1,123	$1,018	$2,018	$1,856
% change from prior year	10%	11%	9%	14%
EBIT	$338	$258	$547	$434
EBIT as a % of net sales	30%	25%	27%	23%
Depreciation and amortization expense	$16	$17	$32	$31
EBITDA	$354	$275	$579	$465
EBITDA as a % of net sales	32%	27%	29%	25%

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Restructuring costs	$(47)	$(11)	$(65)	$(17)
Gain on sale of Shanghai, China facility	—	—	—	27
Gain on sale of Santa Clara, California site	—	—	189	—
Gains on sale of certain precious metals	—	7	2	11
Acquisition-related costs	—	(3)	—	(3)
Impairment loss on Chambery, France assets held for sale	—	(29)	—	(29)
General corporate expense and other	(54)	(44)	(107)	(86)
EBIT	$(101)	$(80)	$19	$(97)
Depreciation and amortization	$43	$22	$59	$44

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$494	$466	$330	$624
Less: Cash paid for property, plant and equipment	(122)	(105)	(280)	(212)
FREE CASH FLOW	$372	$361	$50	$412